Exhibit 99.1


Contacts
--------

Industry Information                                 Investor Relations
Jayson Schkloven                                     Alan Roden
Merritt Group                                        Verint Systems Inc.
(703) 390-1529                                       (631) 962-9304
schkloven@merrittgrp.com                             alan.roden@verint.com

               Verint Announces Acquisition of UK-Based CM Insight

 Acquisition Expands Verint's Enterprise Actionable Intelligence Portfolio with
             Additional Customer Experience Management Capabilities

Melville, NY, February 6, 2006 - Verint Systems Inc. (NASDAQ: VRNT), a leading provider of analytic software-based solutions for security and business intelligence, today announced the acquisition of CM Insight Limited, a privately-held customer management solution provider that helps enterprises enhance their customer experience and improve the quality and performance of their contact center operations. Founded in 1998, CM Insight has 23 employees and is headquartered in Weybridge, UK.

CM Insight helps enterprises enhance the performance of their customer-facing operations by analyzing customer contacts to provide a deep understanding of how contact center interactions impact customer behavior. This actionable intelligence helps enterprises better understand the factors that shape their customers' experience so they can develop more effective strategies for growth.

"We believe that there is growing demand for performance solutions that enhance both operational efficiency and the customer experience," said Dan Bodner, President and CEO of Verint Systems. "Verint's actionable intelligence portfolio combined with CM Insight's customer experience management capabilities will enable enterprises to better understand and serve their customers."

Verint Systems has acquired the business of CM Insight for approximately $5.8 million in cash at closing and additional earn-out payments over two years based on certain performance targets. The acquisition is expected to be neutral to pro forma EPS in Fiscal 2006.

About Verint Systems Inc.
Verint(R) Systems Inc., headquartered in Melville, New York, is a leading provider of analytic software-based solutions for security and business intelligence. Verint software, which is used by over 1,000 organizations in over 50 countries worldwide, generates actionable intelligence through the collection, retention and analysis of voice, fax, video, email, Internet and data transmissions from multiple communications networks. Verint is a subsidiary of Comverse Technology, Inc. (NASDAQ: CMVT). Visit us at our website www.verint.com.

Note: Certain statements concerning Verint's future revenues, earnings per share, results or prospects are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from forecasts and estimates. Important risks, uncertainties and other important factors that could cause actual results to differ materially include, among others: integrating the business and personnel of CM Insight; risks associated with significant foreign operations, including fluctuations in foreign currency exchange rates; introducing quality products on a timely basis that satisfy customer requirements and achieve market acceptance; lengthy and variable sales cycles create difficulty in forecasting the timing of revenue; aggressive competition in all of Verint's markets, which creates pricing pressure; integrating the business and personnel of MultiVision, including implementation of adequate internal controls; managing our expansion in the Asia Pacific region; risks that Verint's intellectual property rights may not be adequate to protect its business or that others may claim that Verint infringes upon their intellectual property rights; risks associated with integrating the business and employees of Opus and RP Sicherheissysteme GMBH; risks associated with Verint's ability to retain existing personnel and recruit and retain qualified personnel in all geographies in which Verint operates; decline in information technology spending; changes in the demand for Verint's products; challenges in increasing gross margins; risks associated with changes in the competitive or regulatory environment in which Verint operates; dependence on government contracts; expected increase in Verint's effective tax rate; perception that Verint improperly handles sensitive or confidential information; inability to maintain relationships with value added resellers and systems integrators; difficulty of improving Verint's infrastructure in order to be able to continue to grow; risks associated with Comverse Technology, Inc. controlling Verint's business and affairs; and other risks described in filings with the Securities and Exchange Commission. All documents are available through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Verint's website at www.verint.com. Verint makes no commitment to revise or update any forward-looking statements.

                                       ###

Verint, the Verint word mark, Actionable Intelligence, Powering Actionable Intelligence, STAR-GATE, RELIANT, NEXTIVA, LORONIX, SmartSight, Lanex and ULTRA are trademarks of Verint Systems Inc. Other names may be trademarks of their respective owner.